EXHIBIT 99.1

Edgewater Reports 2007 Double-Digit Revenue Growth

Strong Year-Over-Year Growth in Operating Cash Flow

WAKEFIELD, Mass., Feb. 27, 2008 (PRIME NEWSWIRE) -- A technology management consulting firm specializing in providing premium information technology ("IT") services, Edgewater Technology, Inc. (Nasdaq:EDGW), (www.edgewater.com), "Edgewater" or the "Company"), today announced financial results for its fourth quarter and fiscal year ended December 31, 2007.

Edgewater reported service revenue for the fourth quarter and full year 2007 of $15.9 million and $63.2 million, respectively. Earnings per diluted share for the fourth quarter amounted to $0.44, which contributed to the Company's $0.66 full year earnings per diluted share. The reported diluted earnings per share for both the fourth quarter and year end 2007 was impacted by significant favorable tax benefits recognized in connection with a reassessment of the Company's historical valuation allowance provided against certain deferred tax assets, as previously contemplated in our third quarter earnings release. Excluding the impact of these significant tax benefit adjustments, the Company would have reported diluted earnings per share of $0.05 and $0.26 for the fourth quarter and full year 2007, respectively. The Company also generated positive cash flow from operations in the fourth quarter of $6.2 million and $10.0 million for the full year 2007.

 Fourth Quarter Results

 Actual financial results and utilization for the quarter ended
 December 31, 2007:

 * Total revenue increased 10% to $17.3 million compared to $15.7 million in the fourth quarter of 2006;
 * Service revenue increased 9% to $15.9 million compared to service revenue of $14.6 million in the fourth quarter of 2006;
 * Gross profit remained consistent at $6.8 million for both quarterly periods;
 * Gross profit, as a percentage of total revenue, decreased to 39.5%
   compared to 43.4% in the fourth quarter of 2006;
 * Gross profit margin related to service revenue decreased to 42.4%
   compared to 46.3% in the fourth quarter of 2006;
 * Utilization decreased to 74.5% compared to 81.1% for the fourth quarter of 2006;
 * Operating income amounted to $770 thousand, or 4.5% of total revenue, compared to $1.6 million, or 10.5% of total revenue, in the fourth quarter of 2006;
 * Net income, which was favorably impacted by the current quarter tax benefit adjustments, increased to $5.8 million, or $0.44 cents per diluted share, compared to $1.2 million, or $0.10 cents per diluted share, in the fourth quarter of 2006;
 * Net Income, excluding the current quarter impact of significant tax benefits, would have been $0.7 million, or $0.05 cents per diluted share, compared to $1.2 million, or $0.11 cents per diluted share, in the fourth quarter of 2006;
 * Cash Net Income, excluding the current quarter impact of
   significant tax benefits, amounted to $1.2 million, or $0.09 cents per diluted share, compared to $1.6 million, or $0.13 cents per diluted share, in the fourth quarter of 2006;
 * EBITDA amounted to $1.5 million, or $0.11 cents per diluted share, compared to $2.1 million, or $0.18 cents per diluted share, in the fourth quarter of 2006; and
 * Cash flow provided by operating activities improved to $6.2 million compared to cash flow provided by operating activities of $5.5 million during the fourth quarter of 2006.

"A decrease in overall utilization is the primary reason for the softer than anticipated results during the fourth quarter of 2007. As mentioned in our third quarter earnings call, we had a number of large projects come to successful completion. While we were able to initiate engagements with a record number of new customers during the fourth quarter, the size of these first-time engagements did not provide enough lift to offset the excess resource capacity," stated Shirley Singleton, Edgewater's President and Chief Executive Officer. "On a positive note, we are pleased to report strong growth in our operating cash flow this quarter and for the full year."

 Full Year Highlights for 2007:

 * Completed three acquisitions in the Corporate Performance Management space;
 * Named by Oracle/Hyperion as the "Top Americas Influence SI Partner
   for 2007;"
 * Expanded geographic footprint to the western part of the United
   States;
 * Added 73 new customer relationships, excluding customers related to our acquired businesses, and managed over 400 projects;
 * Leveraged our new Informatica partnership into a million dollar channel; and
 * Successfully completed and implemented our Sarbanes-Oxley readiness programs.

 Full Year Results

 Actual financial results and utilization for the fiscal year ended
 December 31, 2007:

 * Total revenue increased 14% to $68.5 million compared to $60.1 million in fiscal 2006;
 * Service revenue increased 12% to $63.2 million compared to $56.5 million in fiscal 2006;
 * Gross profit increased 15% to $28.1 million compared to $24.5 million in fiscal 2006;
 * Gross profit, as a percentage of total revenue, improved slightly to 41.0% compared to 40.8% in fiscal 2006;
 * Gross profit margin related to service revenue was 43.9% compared to 43.0% in fiscal 2006;
 * Utilization was 80.0% compared to 78.5% in fiscal 2006;
 * Net income, which was favorably impacted by the current year tax benefit adjustments, increased 175% to $8.8 million, or $0.66 per diluted share, compared to net income of $3.2 million, or $0.27 per diluted share, in fiscal 2006;
 * Net Income, excluding the impact of significant tax benefits, would have been $3.5 million, or $0.26 cents per diluted share, compared to $3.2 million, or $0.27 cents per diluted share, in fiscal 2006;
 * Cash Net Income, excluding the current year impact of significant tax benefits, increased by 13% to $5.2 million, or $0.39 cents per diluted share, compared to $4.6 million, or $0.39 cents per diluted share, in fiscal 2006;
 * EBITDA increased 17% to $6.8 million, or $0.51 cents per diluted share, compared to $5.8 million, or $0.48 cents per diluted share, in fiscal 2006; and
 * Cash flow provided by operating activities was $10.0 million compared to cash flow provided by operating activities of $8.4 million in fiscal 2006.

Ms. Singleton commented on the Company's full year 2007 financial results, "Our goal for 2007 was to double the revenue run rate for our Corporate Performance Management ("CPM") offering. I am pleased to report that we accomplished that goal through strong organic growth, as well as through targeted CPM-related acquisitions. While there is no doubt that the second half slowdown in technical consulting had an impact on our growth this year, total revenue grew by 14%, with 11% of our growth coming from organic business operations and 3% of our growth coming from businesses we acquired in the latter half of 2007."

Cash Net Income, Cash Earnings Per Diluted Share, EBITDA and EBITDA Per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Outlook for 2008

"Despite the challenging finish to 2007, we are excited about our opportunities and possibilities as we enter 2008. We believe that we will continue to report overall organic growth in our business offerings," stated Ms. Singleton. "Additionally, we will also be able to realize the full year benefit of our 2007 CPM-related acquisitions, each of which was acquired towards the latter half of 2007. To that end, we believe that our first quarter 2008 service revenue will be up on a year-over-year basis."

Fourth Quarter and Full Year Conference Call Details

Edgewater will host a conference call on Wednesday, February 27, at 10:00 a.m. (ET) to discuss fourth quarter and full year 2007 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 888-680-0892 (pass code 58522359). Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PBMJUKNGR. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the call can be accessed via Edgewater's website at www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (pass code 79296915) from 12:00 p.m. ET Wednesday, February 27 through 11:59 p.m. ET Wednesday, March 12.

About Edgewater Technology, Inc.

Edgewater is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

Selected Financial Data:

                       EDGEWATER TECHNOLOGY, INC.
                  Consolidated Statement of Operations
                (In thousands, except per share amounts)
                              (Unaudited)

                               Three Months Ended   Twelve Months Ended
                              -------------------   -------------------
                                   December 31,         December 31,
                              -------------------   -------------------
                                2007       2006       2007       2006
                              --------   --------   --------   --------
 Revenue:
    Service revenue           $ 15,944   $ 14,580   $ 63,188   $ 56,523
    Software                       534        572      2,383      1,304
    Reimbursable expenses          810        570      2,919      2,256
                              --------   --------   --------   --------
        Total revenue           17,288     15,722     68,490     60,083

 Cost of revenue:
    Project and personnel
     costs *                     9,179      7,829     35,443     32,206
    Software costs                 471        507      2,030      1,120
    Reimbursable expenses          810        570      2,919      2,256
                              --------   --------   --------   --------
        Total cost of
         revenue                10,460      8,906     40,392     35,582
                              --------   --------   --------   --------
        Gross profit             6,828      6,816     28,098     24,501

    Selling, general and
     administrative *            5,344      4,675     21,335     18,721
    Depreciation and
     amortization                  714        495      2,448      1,755
                              --------   --------   --------   --------
        Operating income           770      1,646      4,315      4,025

 Interest income and other,
  net                              363        398      1,599      1,283
                              --------   --------   --------   --------
 Income before income taxes      1,133      2,044      5,914      5,308

 Provision for income taxes     (4,697)       800     (2,896)     2,105
                              --------   --------   --------   --------
        Net income            $  5,830   $  1,244   $  8,810   $  3,203
                              ========   ========   ========   ========

 BASIC EARNINGS PER SHARE:
                              --------   --------   --------   --------
    Basic earnings per share  $   0.47   $   0.11   $   0.75   $   0.29
                              ========   ========   ========   ========
    Weighted Average Shares
        Outstanding - Basic     12,337     11,205     11,793     10,980
                              ========   ========   ========   ========

 DILUTED EARNINGS PER SHARE:
    Diluted earnings per
     share                    $   0.44   $   0.10   $   0.66   $   0.27
                              ========   ========   ========   ========
    Weighted Average Shares
        Outstanding -
         Diluted                13,309     11,839     13,358     11,956
                              ========   ========   ========   ========

 * - Amount of stock-based
     compensation expense
     included in each of the
     respective expense
     categories reported
     above:
       Cost of revenue -
        Project and
        personnel costs       $     81   $     58   $    378   $    265
       Selling, general
        and administrative
        expenses                   407        189      1,101        936
                              --------   --------   --------   --------
          Total               $    488   $    247   $  1,479   $  1,201
                              ========   ========   ========   ========

Edgewater's management believes that cash performance is the primary driver of long-term share value. As such, Edgewater views Cash Net Income, Cash Earnings Per Diluted Share, EBITDA and EBITDA Per Diluted Share as important indicators of performance that help investors gain a meaningful understanding of the Company's core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance.

                     EDGEWATER TECHNOLOGY, INC.
             Reconciliation of Non-GAAP Financial Measures
               (In thousands, except per share amounts)
                             (Unaudited)

                               Three Months Ended   Twelve Months Ended
                              -------------------   -------------------
                                   December 31,         December 31,
                              -------------------   -------------------
                                2007       2006       2007       2006
                              --------   --------   --------   --------
 Reconciliation of GAAP Net Income to Cash Net Income
  and Cash Earnings Per Diluted Share (Non-GAAP):

 Reported GAAP Net Income     $  5,830   $  1,244   $  8,810   $  3,203
 Less: Recorded tax benefit     (5,155)        --     (5,285)        --
 Add: Amortization of
  intangibles                      455        314      1,405      1,185
 Add: Stock-based
  compensation                     488        247      1,479      1,201
 Less: Related tax effect         (381)      (224)    (1,165)      (954)
                              --------   --------   --------   --------
 Cash Net Income(a)           $  1,237   $  1,581   $  5,244   $  4,635
                              ========   ========   ========   ========
 Cash Earnings Per
  Diluted Share(a)            $   0.09   $   0.13   $   0.39   $   0.39
                              ========   ========   ========   ========

 Reconciliation of GAAP Net Income, EBITDA and EBITDA
  Per Diluted Share (Non-GAAP):

 Reported GAAP Net Income     $  5,830   $  1,244   $  8,810   $  3,203
 Add: Income tax (benefit)
  provision                     (4,697)       800     (2,896)     2,105
 Add: Depreciation and
  amortization                     714        495      2,448      1,755
 Less: Interest income and
  other, net                      (363)      (398)    (1,599)    (1,283)
                              --------   --------   --------   --------
 EBITDA(b)                    $  1,484   $  2,141   $  6,763   $  5,780
                              ========   ========   ========   ========
 EBITDA Per Diluted Share(b)  $   0.11   $   0.18   $   0.51   $   0.48
                              ========   ========   ========   ========

(a) -- Cash Earnings Per Diluted Share is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted Earnings Per Share. Cash Earnings Per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Cash Earnings Per Diluted Share is defined as GAAP Net Income, plus Amortization of Intangibles and Stock-based Compensation, less related tax effect, divided by shares used in computing Diluted Earnings Per Share.

(b) -- EBITDA and EBITDA Per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. EBITDA and EBITDA Per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.

                      EDGEWATER TECHNOLOGY, INC.
             Summary Consolidated Balance Sheet Information
                            (In thousands)

                                                   December 31,
                                            -------------------------
                                                2007           2006
                                            (Unaudited)     (Audited)
                                            -----------    ----------
 Assets
 ------
 Cash and marketable securities             $   22,775     $   33,141
 Accounts receivable, net                       15,791         10,883
 Deferred taxes, current                         2,240          1,760
 Prepaid expenses and other
  assets, current                                  893            441
                                            ----------     ----------
    Total current assets                        41,699         46,225
 Fixed assets, net                               4,749          3,391
 Deferred taxes, net                            20,015         16,789
 Goodwill and intangible assets,
  net                                           53,715         29,163
 Other assets                                       48             52
                                            ----------     ----------
    Total Assets                            $  120,226     $   95,620
                                            ==========     ==========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Accounts payable and accrued
  liabilities                               $    4,194     $    3,914
 Accrued payroll and related
  liabilities                                    6,749          4,242
 Deferred revenue and other
  liabilities                                      920            252
 Capital lease obligations,
  current                                          202            184
                                            ----------     ----------
    Total current liabilities                   12,065          8,592
 Capital lease obligations                         635            778
                                            ----------     ----------
    Total liabilities                           12,700          9,370
 Stockholders' Equity                          107,526         86,250
                                            ----------     ----------
    Total Liabilities and
     Stockholders' Equity                   $  120,226     $   95,620
                                            ==========     ==========
 Shares Outstanding                             13,297         11,522
                                            ==========     ==========

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2008 outlook, CPM market trends and service revenue. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2006 Annual Report on Form 10-K filed with the SEC on March 14, 2007. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Use of Non-GAAP Financial Information:

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and Adjusted EBITDA to Net Income and a reconciliation of Net Income to Adjusted Net Income for Cash Earnings Per Diluted Share are included in the unaudited consolidated statements of operations attached to this release.

CONTACT:  Edgewater Technology, Inc.
          Kevin R. Rhodes, Chief Financial Officer
          Timothy R. Oakes, Investor Relations
          (781) 246-3343
          ir@edgewater.com